Exhibit 4.13
Execution Version

FIFTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT

This FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this
“Amendment”) is dated as of January 19, 2023, and is entered into by and among PROMETHEAN WORLD LIMITED, a company incorporated in England and Wales with company number 07118000 (“Parent”), PROMETHEAN INC., a Delaware corporation (“Promethean U.S.”), PROMETHEAN LIMITED, a company incorporated in England and Wales with company number 01308938 (“Promethean U.K.,” and together with Promethean U.S., each, a “Borrower” and collectively, the “Borrowers”), the financial institutions party to this Agreement from time to time as Lenders, and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as agent and security trustee for the Lenders (“Agent”).

RECITALS
A.WHEREAS, Borrowers, Lenders and Agent have previously entered into that certain Loan and Security Agreement, dated as of June 25, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), pursuant to which the Lenders agreed to make loans and extend other financial accommodations to the Obligors;
B.WHEREAS, the Obligors have requested that the Agent and Lenders amend the Loan Agreement in certain respects; and
C.WHEREAS, the Agent and Lenders are willing to amend the Loan Agreement in certain respects, on the terms and subject to the conditions contained in this Amendment.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Agreement and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1 Definitions. Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings given thereto in the Loan Agreement, as amended hereby.
Section 1.2    Recitals. The Recitals above are incorporated herein as though set forth in full and the Obligors stipulate to the accuracy of each of the Recitals.
ARTICLE II
AMENDMENTS TO LOAN AGREEMENT
Section 2.1    New Definition. The following new definition shall be added to Section 1.1 of the Loan Agreement in proper alphabetical order to read as follows:
SPAC: a newly formed special purpose acquisition entity, which (i) has been formed

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with the purpose of raising capital, (ii) has completed an initial public offering resulting in the Equity Interests of such entity being listed on a United States national securities exchange, and (iii) does not conduct any material business or maintain any material assets other than cash.
SPAC Transaction: an acquisition, merger or other business combination involving Parent and an SPAC, provided that (i) Parent shall be a wholly owned subsidiary of the surviving entity, (ii) the transaction shall result in the surviving entity being listed on a United States national securities exchange, (iii) subject to compliance with applicable laws and regulations, Borrowers shall have provided ten (10) Business Days prior written notice of the transaction to Agent, and Agent shall have received copies of the material documents entered into to effect the SPAC Transaction, as Agent may reasonably request, together with any documents that Agent may reasonably request to maintain Agent’s security interest and other rights with respect to Borrowers and the Collateral pursuant to this Agreement and (iv) Borrower has provided such additional information and materials to allow Agent and Lenders to satisfactorily complete their “know your customer” requirements.
Section 2.2    Amended Definitions. The following definitions in Section 1.1 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:
Change of Control: (a) NetDragon Websoft Holdings Limited, organized under the laws of the Cayman Islands, ceases to own and control, beneficially and of record, directly or indirectly, at least 51% Equity Interests in Parent; (b) Parent cease to own and control, beneficially and of record, all of the Equity Interests of each of its direct and indirect Subsidiaries; (c) a change in the majority of directors of Parent during any 24 month period, unless approved by the majority of directors serving at the beginning of such period; or (d) the sale or transfer of all or substantially all assets of a Borrower, except to another Borrower. Notwithstanding the above, a SPAC Transaction shall not constitute a Change of Control.
Financial Covenant Trigger Period: the period (a) commencing on any day that (i) an Event of Default occurs, or (ii) Availability is less than the greater of $8,000,000 or 10% of the Borrowing Base then in effect; and (b) continuing until, during each of the preceding 60 consecutive days, no Event of Default has existed and Availability has been more than the greater of $8,000,000 and 10% of the Borrowing Base then in effect.
Payment Conditions: with respect to any investments, Distributions, payment of Debt, (i) both before and after giving effect to any such transaction and giving pro forma effect to the applicable transaction, no Default or Event of Default has occurred and is continuing or would arise as a result of the applicable transaction,
(ii) after giving pro forma effect to the applicable transaction Availability shall not be less than the greater of $15,000,000 and 15% of the Borrowing Base then in effect for each of the 30 days immediately prior to the consummation of such transaction and immediately after giving effect thereto and (iii) the Fixed Charge Coverage Ratio as of the most recent four (4) Fiscal Quarter period ended for which financial statements pursuant to Section 10.1.2 were required to have been delivered shall not be less than 1.00:1.00.

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Reporting Trigger Period: the period (a) commencing on any day that (i) an Event of Default occurs, or (ii) Availability is less than the greater of $12,500,000 or 15% of the Borrowing Base then in effect for 5 consecutive days; and (b) continuing until, during each of the preceding 60 consecutive days, no Event of Default has existed and Availability has been more than the greater of $12,500,000 and 15% of the Borrowing Base then in effect.
Revolver Termination Date: January 19, 2028.
Trigger Period: the period (a) commencing on any day that (i) an Event of Default occurs, or (ii) Availability is less than the greater of $10,000,000 or 10% of the Borrowing Base then in effect; and (b) continuing until, during each of the preceding 60 consecutive days, no Event of Default has existed and Availability has been more than the greater of $10,000,000 and 10% of the Borrowing Base then in effect.
U.S. Inventory Formula Amount: the lesser of:
(a)$50,000,000 (provided that, in any calendar year, Borrowers shall have the one-time option to increase this number to $75,000,000 for the period commencing on the date Borrowers provide written notice of such election to Agent and ending four months thereafter) and
(b)the sum of:
(i)the lesser of (x) 65% of the Value of Eligible Inventory of Promethean U.S.; or (y) 85% of the NOLV Percentage of the Value of Eligible Inventory of Promethean U.S.; plus
(ii)the least of (x) $25,000,000, (y) 65% of the Value of Eligible In- Transit Inventory of Promethean U.S. or (z) 85% of the NOLV Percentage of the Value of Eligible In-Transit Inventory of Promethean U.S.;
provided, however, no Inventory shall be included in the above calculation until completion of the applicable appraisals satisfactory to Agent.
Letter of Credit Subline: $25,000,000, which is comprised of the U.K. LC Sublimit and the U.S. LC Sublimit.
U.K. LC Sublimit: $10,000,000.
U.S. LC Sublimit: $15,000,000.
U.K. Sublimit: $20,000,000, subject to Reallocation under Section 2.2.
U.S. Sublimit: $105,000,000, subject to Reallocation under Section 2.2.
Section 2.1    Amendment to Section 3.2 of the Loan Agreement. A new Section 3.2.4 is hereby added to the Loan Agreement to read as follows:
3.2.4 U.S. Inventory Formula Amount Fee. In any given calendar year, on the date that Borrowers exercise their option to temporarily increase the U.S. Inventory Formula Amount under clause (a) of such definition and on the

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first day of each subsequent calendar month during such temporary increase, Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to $10,000.
Section 2.2 Amendment to Schedule 1.1 of the Loan Agreement. Schedule 1.1 of the Loan Agreement is hereby deleted and replaced with Schedule 1.1 attached hereto as Appendix A.
ARTICLE III
CONDITIONS PRECEDENT AND POST-CLOSING REQUIREMENTS
Section 3.1 Conditions Precedent. The parties hereto agree that the amendments set forth herein shall not be effective until the satisfaction of each of the following conditions precedent (such date shall be referred to as the “Fifth Amendment Effectiveness Date”):
(a)The representations and warranties contained herein and in the Loan Agreement, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;
(b)No Default or Event of Default shall have occurred and be continuing;
(c)The Obligors have delivered to the Agent, in form and substance acceptable to the Agent in its sole discretion, an executed original of this Amendment;
(d)The Obligors have delivered to the Agent, in form and substance acceptable to the Agent in its sole discretion, a certificate from a duly authorized officer of each Obligor, dated as of the date hereof, certifying: (i) either that the Obligors’ Organic Documents have not been amended since the Closing Date, and are in full force and effect or that the attached copies of such Obligor’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown, as applicable; (ii) either, to the title, name and signature of each Person authorized to sign this Amendment and the other Loan Documents or that no changes have been made since the Closing Date; and (iii) an attached copy of resolutions authorizing execution, delivery, and performance of this Amendment and the other Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility;
(e)The Obligors have delivered to the Agent, in form and substance acceptable to the Agent in its sole discretion, in respect of each company incorporated in the United Kingdom whose shares are the subject of a Lien granted in favor of the Agent (a “Charged Company”), either (i) a certificate of an authorised signatory of the Parent certifying that (A) it and each of its Subsidiaries has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Companies Act 2006 from that Charged Company; and (ii) no “warning notice” or “restrictions notice” (in each case as defined in Schedule 1B of the Companies Act 2006) has been issued in respect of those shares, together with a copy of the “PSC register” (within the meaning of section 790C(10) of the Companies Act 2006) of that Charged Company, which is certified by an authorised signatory of the Parent to be correct, complete and not amended or superseded as at a date no earlier than the date of this Agreement; or (ii) a certificate of an authorised signatory of the Parent certifying that such Charged Company is not required to comply with Part 21A of the Companies Act 2006;

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(f)The Obligors shall have delivered to the Agent, in form and substance acceptable to the Agent in its sole discretion, a copy of an English law guarantee and debenture duly executed and delivered by each of the signatories thereto; and
(g)The Obligors shall have paid to the Agent the fees, costs, and expenses owed to and/or incurred by the Agent arising in connection with this Amendment (including the Amendment Fee and reasonable attorneys’ fees and costs).
ARTICLE IV
ADDITIONAL COVENANTS AND MISCELLANEOUS
Section 4.1 Acknowledgment of the Obligors. The Obligors hereby represent and warrant that the execution and delivery of this Amendment and compliance by Obligors with all of the provisions of this Amendment: (a) are within the powers and purposes of the Obligors; (b) have been duly authorized or approved by the board of directors or managers of the Obligors; (c) do not conflict with or result in any breach or contravention of, or the creation of any lien under, or require any payment to be made under (x) any contractual obligation to which such Obligor is a party or affecting it, or the properties of such Obligor or any subsidiary thereof, or (y) any order, injunction, writ or decree of any governmental authority or any arbitral award to which such Obligor or any subsidiary thereof or its property is subject; and (c) when executed and delivered by or on behalf of the Obligors, will constitute valid and binding obligations of each Obligor, enforceable in accordance with their terms. Each Obligor reaffirms its obligation to pay all amounts due to the Agent and the Lenders under the Loan Documents in accordance with the terms thereof, as modified hereby.
Section 4.2 Representations and Warranties. The Obligors represent and warrant that, after giving effect to this Amendment, each of the representations and warranties made by the Parent and each Borrower in Section 9 of the Loan Agreement is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), in each case on and as of the date hereof as if made on and as of the date hereof, except in the case of any such representation or warranty that expressly relates to an earlier date, in which case such representation or warranty is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of such earlier date.
Section 4.3 Loan Documents Unmodified. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Loan Agreement and all other Loan Documents, as modified hereby, shall remain in full force and effect. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except as otherwise specifically provided in this Amendment. Subject to the terms of this Amendment, any lien and/or security interest granted to the Agent in the Collateral set forth in the Loan Documents shall remain unchanged and in full force and effect and shall continue to secure the payment and performance of all of the obligations.
Section 4.4 Event of Default. A breach of this Amendment shall be an Event of Default.

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Section 4.5 Parties, Successors and Assigns. This Amendment shall be binding upon the Obligors and shall inure to the benefit of the Lender and its respective successors and assigns.
Section 4.6 Counterparts. This Amendment may be executed in one or more counterparts and by telecopy, each of which, when so executed, shall be deemed to be an original, but all of which, when taken together shall constitute one and the same instrument.
Section 4.7 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only, are not a part of this Amendment, and shall not affect the interpretation hereof.
Section 4.8 Expenses of Agent. Without limiting the terms and conditions of the Loan Documents, each Obligor agrees to pay on demand: (a) all costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all subsequent amendments, modifications, and supplements hereto or thereto, including without limitation, the costs and fees of the Agent’s legal counsel; and (b) all costs and expenses reasonably incurred by the Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, this Amendment, and/or the other Loan Documents, including without limitation, the costs and fees of the Agent’s legal counsel.

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Section 4.9 Choice of Law; Jury Trial Waiver. THIS AMENDMENT IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ITS RIGHT TO A TRIAL BY JURY, IF ANY, IN ANY ACTION TO ENFORCE, DEFEND, INTERPRET, OR OTHERWISE CONCERNING THIS AMENDMENT. WITHOUT LIMITING THE APPLICABILITY OF ANY OTHER PROVISION OF THE LOAN AGREEMENT, THE TERMS OF SECTIONS 14.15 AND 14.16 OF THE LOAN AGREEMENT SHALL APPLY TO THIS AMENDMENT.
Section 4.10 Release.
(a)EACH OBLIGOR HEREBY IRREVOCABLY RELEASES AND FOREVER DISCHARGES AGENT, LENDERS AND THEIR AFFILIATES, AND EACH SUCH PERSON’S RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, MEMBERS, ATTORNEYS AND REPRESENTATIVES (EACH, A “RELEASED PERSON”) OF AND FROM ALL DAMAGES, LOSSES, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, ACTIONS OR CAUSES OF ACTION WHATSOEVER (EACH A “CLAIM”) THAT SUCH OBLIGOR MAY NOW HAVE OR CLAIM TO HAVE AGAINST ANY RELEASED PERSON ON THE DATE OF THIS AMENDMENT, WHETHER KNOWN OR UNKNOWN, OF EVERY NATURE AND EXTENT WHATSOEVER, FOR OR BECAUSE OF ANY MATTER OR THING DONE, OMITTED OR SUFFERED TO BE DONE OR OMITTED BY ANY OF THE RELEASED PERSONS THAT BOTH (1) OCCURRED PRIOR TO OR ON THE DATE OF THIS AMENDMENT AND (2) IS ON ACCOUNT OF OR IN ANY WAY CONCERNING, ARISING OUT OF OR FOUNDED UPON THE LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT. THE FOREGOING DOES NOT RELEASE ANY RELEASED PERSON FROM THE CONTINUING PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AMENDMENT OR THE OTHER LOAN DOCUMENTS ON OR AFTER THE DATE HEREOF.
(b)EACH OBLIGOR INTENDS THE ABOVE RELEASE TO COVER, ENCOMPASS, RELEASE, AND EXTINGUISH, INTER ALIA, ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION THAT MIGHT OTHERWISE BE RESERVED BY THE CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
EACH OBLIGOR ACKNOWLEDGES THAT IT MAY HEREAFTER DISCOVER FACTS DIFFERENT FROM OR IN ADDITION TO THOSE NOW KNOWN OR BELIEVED TO BE TRUE WITH RESPECT TO SUCH CLAIMS, DEMANDS, OR CAUSES OF ACTION, AND AGREES THAT THIS AMENDMENT AND THE ABOVE RELEASE ARE AND WILL REMAIN EFFECTIVE IN ALL RESPECTS NOTWITHSTANDING ANY SUCH DIFFERENCES OR ADDITIONAL FACTS
Section 4.11 Total Agreement. This Amendment, the Loan Agreement, and all other Loan Documents shall constitute the entire agreement between the parties relating to the subject matter hereof, and shall not be changed or terminated orally.

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first written above.

PARENT:	PROMETHEAN WORLD LIMITED, a company incorporated in England and Wales with company number 07118000 By: Name: Allyson G. Krause Title: Director
BORROWERS:	PROMETHEAN INC., a Delaware corporation By: Name: Vincent P. Riera Title: Chief Executive Officer
PROMETHEAN LIMITED, a company incorporated in England and Wales with company number 01308938 By: Name: Allyson G. Krause Title: Director

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
(PROMETHEAN) SIGNATURE PAGE

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent and Lender

FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
(PROMETHEAN) SIGNATURE PAGE

ACKNOWLEDGMENT AND CONSENT BY GUARANTORS
Each of the undersigned (each, a “Guarantor”) consents to the foregoing Amendment to Loan Agreement and other Loan Documents and the transactions contemplated thereby and reaffirms its obligations under the Loan Documents to which it is a party, including but not limited to that certain Continuing and Unconditional Guaranty dated as of June 25, 2018 and that certain Guarantee and Debenture dated as of June 25, 2018, and that certain Pledge Agreement dated as of June 25, 2018, as such documents may be amended, modified, supplemented or replaced from time to time.

Each Guarantor reaffirms, to the extent a party thereto, that its obligations under the Loan Documents are separate and distinct from the Borrowers’ obligations and reaffirms its waivers of each and every one of the possible defenses to such obligations.

[Signature Page Follows]

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Agreed and Acknowledged:	PROMETHEAN WORLD LIMITED, a company incorporated in England and Wales with company number 07118000 By: Name: Allyson G. Krause Title: Director
PROMETHEAN (HOLDINGS) LIMITED, a company incorporated in England and Wales with company number 2359658 By: Name: Vincent P. Riera Title: Director
CHALKFREE LIMITED, a company incorporated in England and Wales with company number 5227933 By: Name: Allyson G. Krause Title: Director

ACKNOWLEDGMENT AND CONSENT TO FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT
(PROMETHEAN) SIGNATURE PAGE

Appendix A
SCHEDULE 1.1
to
Loan and Security Agreement

REVOLVER COMMITMENTS OF LENDERS

Lender	Revolver Commitment
Bank of America, N.A. and its Lending Offices[1]	$125,000,000

1 Revolver Loans made to Promethean U.K. will be recorded on the books and records of Bank of America (acting through its London branch) and Revolver Loans made to Promethean U.S. will be recorded on the books and records of Bank of America in the United States. Bank of America in the United States has a UK double tax treaty passport and wishes it to apply to any advance it makes under this loan.

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